Exhibit 99.1
Deckers Outdoor Corporation Declares Three-for-One Stock Split

GOLETA, Calif.--(BUSINESS WIRE)--May 28, 2010--Deckers Outdoor Corporation (NASDAQGS: DECK) today announced that the stockholders approved the increase of its total authorized number of shares of common stock and therefore, as previously announced, the Company will effectuate a three-for-one stock split of the Company’s common shares, to be effected in the form of a common stock dividend. All shareholders of record as of the close of business on June 17, 2010, will receive two additional shares of common stock for each share held on that date. The additional shares of common stock will be distributed on July 2, 2010.

Angel Martinez, President, Chief Executive Officer and Chairman of the Board of Directors, stated: “We believe the Board’s decision to split the stock underscores our strong track record of growth and reflects our confidence in the future potential of our business. Furthermore, the additional outstanding shares will provide increased liquidity in the market and make our common shares more attractive to a broader range of investors.”

Deckers Outdoor Corporation strives to be a premier lifestyle marketer that builds niche brands into global market leaders by designing and marketing innovative, functional and fashion-oriented footwear developed for both high performance outdoor activities and everyday casual lifestyle use. Teva®, Simple® Shoes, UGG® Australia, TSUBO®, and Ahnu® are registered trademarks of Deckers Outdoor Corporation.

This news release contains statements regarding our expectations, beliefs and views about our future financial performance which are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may" or by the fact that such statements relate to future, and not just historical, events or circumstances, including statements related to anticipated revenues, expenses, earnings, operating cash flows, the outlook for the Company's markets and the demand for its products. Although theoretically this stock dividend would not change the intrinsic value of the Company and therefore it would be expected that immediately after the record date each share of Company common stock would be valued at one-third of the record date’s per-share market price, such stock dividends/stock splits can cause unpredictable effects on market liquidity and market perception; it is possible that our stock price would fall to lower than the one-third level. Such a fall might be caused by the stock dividend, by normal market fluctuations, and/or by any of the factors which from time to time influence the market price of stocks. Certain of these risks and uncertainties, as well as others, are more fully described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which the Company filed with the Securities and Exchange Commission on March 1, 2010, and under “Risk Factors” in any subsequent filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements contained in this news release, which speak only as of the date of this release. The Company undertakes no obligation to publicly release or update the results of any revisions to forward-looking statements, which may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The risks and uncertainties highlighted herein should not be assumed to be the only items that could affect the future performance or valuation of the Company.

CONTACT:

Deckers Outdoor Corporation
Tom George, 805-967-7611
Chief Financial Officer

or

Investor Relations:
ICR
Chad Jacobs/Brendon Frey, 203-682-8200